Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Carmen Duarte
Phone:	781.332.7268
Fax:	888.385.0173
Email:	cduarte@onebeacon.com
Web site:	www.onebeacon.com

MCSALLY APPOINTED SVP OF PERSONAL LINES;

ARCHIMEDES TO RETIRE

CANTON, Mass. (March 23, 2009) – OneBeacon Insurance Group, Ltd. (NYSE:OB) today announced the appointment of Mike McSally as Senior Vice President of Personal Lines reporting to President and CEO Mike Miller. McSally succeeds Alex Archimedes who is retiring from the company at the end of the month.

OneBeacon CEO Mike Miller said, “We are all excited to welcome Mike to Personal Lines. His many contributions to OneBeacon over the past 12 years have included managing successful, profitable underwriting businesses. Mike’s proven leadership will help us build on the strong foundation established by Alex over his seven years with the company.”

Miller continued, “Alex reinvented OneBeacon Personal Lines, enabling consistently solid results delivered through a competitive platform, most notably our flagship package product. We wish him and Debbie all the best as they transition to retirement and are thankful that he will remain available to us in a consulting capacity.”

McSally joined the company in 1997 and has served in a variety of senior

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leadership positions, most recently as Senior Vice President of Agency Relations. Archimedes joined OneBeacon in 2002 as the Personal Lines business executive for New Jersey. He will remain associated with the company on a part-time consulting basis.

About OneBeacon: OneBeacon Insurance Group’s underwriting companies offer a range of specialty and segmented commercial and personal insurance products sold through select independent agents, regional and national brokers, and wholesalers.  As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance businesses are national in scope, while commercial lines business is produced in select territories throughout the United States. Personal lines business is concentrated in the Northeastern United States.

OneBeacon’s U.S. headquarters is in Canton, Massachusetts. The company is publicly traded on the New York Stock Exchange under the symbol “OB”.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•   changes in adjusted book value per share or return on equity;

•   business strategy;

•   financial and operating targets or plans;

•   incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•   projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•   expansion and growth of our business and operations; and

•   future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•   claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•   recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•   the continued availability and cost of reinsurance coverage;

•   the continued availability of capital and financing;

•   general economic, market or business conditions;

•   business opportunities (or lack thereof) that may be presented to it and pursued;

•   competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•   changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors or its clients;

•   an economic downturn or other economic conditions adversely affecting its financial position;

•   the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2008 filed February 27, 2009.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.